Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284810

PROSPECTUS SUPPLEMENT NO. 3
(to Prospectus dated February 14, 2025)

Alpha Modus Holdings, Inc.

This prospectus supplement updates and supplements the prospectus dated February 14, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-284810). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our three Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025, July 15, 2025, and July 15, 2025 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of the Prospectus.

Neither the U.S. Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 15, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2025

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

____

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2025, Alpha Modus Holdings, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with four family trusts of the Company’s CEO, William Alessi, pursuant to which the trusts will exchange an aggregate of 3,200,000 shares of Series C Preferred Stock (800,000 shares held in the name of The WRA 2023 Irrevocable Trust, 800,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, 800,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, and 800,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, all of which are deemed to be beneficially owned by Mr. Alessi as Mr. Alessi’s spouse is the trustee of each of the trusts) for an aggregate of 26,079,868 shares of Class A common stock (with each of the trusts being issued 6,519,967 shares of common stock). In the Exchange Agreement, each of the trusts agreed not to sell or otherwise transfer the shares of common stock to be received in the exchange until June 13, 2026 (except for permitted transfers to an affiliate).

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The shares of common stock will be issued to the trusts in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as the shares of common stock will be issued in exchange for shares of Series C Preferred Stock, there was no additional consideration for the exchange, and there was no remuneration for the solicitation of the exchange.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated May 27, 2025, by and between Alpha Modus Holdings, Inc., and The WRA 2023 Irrevocable Trust, The Janet Alessi 2023 Irrevocable Trust, The Isabella Alessi 2023 Irrevocable Trust, and The Kim Alessi Richter Irrevocable Trust

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: May 30, 2025	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2025

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2025, the listings of the Class A common stock and warrants of Alpha Modus Holdings, Inc. (the “Company”) were transferred to The Nasdaq Capital Market (the “Nasdaq Capital Market”). The transfer of the Company’s listings to the Nasdaq Capital Market from the Nasdaq Global Market resolves (i) the Company’s Market Value of Publicly Held Shares deficiency under Nasdaq Listing Rule 5450(b)(2)(C), and Nasdaq’s related notice dated January 6, 2025 (as disclosed in the Company’s Current Report on Form 8-K filed on January 10, 2025), and (ii) the Company’s Market Value of Listed Securities deficiency under Nasdaq Listing Rule 5450(b)(2)(A), and Nasdaq’s related notice dated February 5, 2025 (as disclosed in the Company’s Current Report on Form 8-K filed on February 7, 2025).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: July 14, 2025	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2025, Alpha Modus Holdings, Inc. (the “Company”) and Rodney Sperry, the Company’s CFO, entered into an Amended Employment Agreement (the “Amended Employment Agreement”), pursuant to which Mr. Sperry’s salary was increased to $144,000 per year, payable $72,000 per year in cash, and $72,000 per year in shares of Company common stock, payable quarterly on the last day of each fiscal quarter beginning July 1, 2025, and valued based on the closing price listed on Nasdaq.com as of the last trading day during the quarter.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended Employment Agreement, dated July 1, 2025, by and between Alpha Modus Holdings, Inc., and Rodney Sperry

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: July 15, 2025	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer